CLIFFORD CHANCE LLP
Exhibit 10.1.C

Execution version

ECOLAB INC. ECOLAB LUX 1 S.À R.L. ECOLAB LUX 2 S.À R.L. ECOLAB NL 10 B.V. ECOLAB NL 11 B.V. as Issuers U.S.$2,000,000,000 EURO-COMMERCIAL PAPER PROGRAMME
DEED OF COVENANT

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CONTENTS
Clause	Page

1.	Interpretation	2
2.	Direct Rights	3
3.	Evidence	3
4.	Deposit of Deed of Covenant	4
5.	Stamp Duties	4
6.	Benefit of Deed of Covenant	4
7.	Partial Invalidity	5
8.	Notices	5
9.	Law and Jurisdiction	6

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THIS DEED OF COVENANT is made on

BY

(1)

ECOLAB INC.; a corporation organised and existing under the laws of the State of Delaware, having its registered office at 1209 Orange Street, City of Wilmington, Delaware, U.S.A., registered in the State of Delaware under number 0164814;

(2)

ECOLAB LUX 1 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.319;

(3)

ECOLAB LUX 2 S.À R.L., a private limited liability company (societé à responsabilité limitée) incorporated and existing under the laws of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B 132.318;

(4)

ECOLAB NL 10 B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, having its registered office at Iepenhoeve 7 A, 3438MR Nieuwegein, The Netherlands and registered in The Netherlands under number 56036094; and

(5)

ECOLAB NL 11 B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of The Netherlands, having its registered office at Iepenhoeve 7 A, 3438MR Nieuwegein, The Netherlands and registered in The Netherlands under number 56150547,

(each of Ecolab Lux 1 S.à r.l., Ecolab Lux 2 S.à r.l., Ecolab NL 10 B.V. and Ecolab NL 11 B.V. is referred to herein as an "Issuer" and together, the "Issuers");

IN FAVOUR OF

(6)	THE ACCOUNTHOLDERS (as defined below).

WHEREAS

(A)

The Issuers and Ecolab Inc., in its capacity as guarantor, have established a Euro Commercial Paper Programme (the "Programme") for the issuance of notes (the "Notes"), in connection with which they have entered into an amended and restated dealer agreement dated the date of this Deed of Covenant (the "Dealer Agreement") and an amended and restated note agency agreement dated the date of this Deed of Covenant (the "Agency Agreement").

(B)	The Issuers wish to make certain arrangements for the Accountholders in the event that any Global Note (as defined in the Dealer Agreement) becomes void in accordance with its terms.

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NOW THIS DEED OF COVENANT witnesses as follows:

1.	INTERPRETATION
1.1	Definitions

All terms and expressions which have defined meanings in the Dealer Agreement or the Agency Agreement shall have the same meanings in this Deed of Covenant except where the context requires otherwise or unless otherwise stated.  In addition, in this Deed of Covenant the following expressions have the following meanings:

"Accountholder" means any accountholder with a Clearing System which at the Determination Date has credited to its securities account with such Clearing System one or more Entries in respect of a Global Note, except for any Clearing System in its capacity as an accountholder of another Clearing System.

"Clearing System" means each or any of Clearstream Banking, société anonyme Euroclear Bank S.A./N.V. or such other clearing system as may be agreed from time to time between the Issuers and the Agent and in which Notes may from time to time be held, or any successor to such entities.

"Determination Date" means, in relation to any Global Note, the date on which such Global Note becomes void in accordance with its terms.
"Direct Rights" means the rights referred to in Clause 2.1 (Direct Rights - Creation).
"Entry" means, in relation to a Global Note, any entry which is made in the securities account of any Accountholder with a Clearing System in respect of Notes represented by such Global Note.
"Principal Amount" means, in respect of any Entry, the aggregate principal amount of the Notes to which such Entry relates.

1.2  Clauses

Any reference in this Deed of Covenant to a Clause is, unless otherwise stated, to a clause hereof.

1.3  Other agreements

All references in this Deed of Covenant to an agreement, instrument or other document (including the Dealer Agreement and the Agency Agreement) shall be construed as a reference to that agreement, instrument or other document as the same may be amended, supplemented, replaced or novated from time to time.

1.4  Legislation

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such legislation as the same may have been, or may from time to time be, amended or re-enacted.

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1.5  Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Deed of Covenant.

1.6  Benefit of Deed of Covenant

Any Notes issued under the Programme on or after the date of this Deed of Covenant shall have the benefit of this Deed of Covenant but shall not have the benefit of any subsequent deed of covenant relating to the Programme (unless expressly so provided in any such subsequent deed).

2.	DIRECT RIGHTS
2.1	Creation

If any Global Note becomes void in accordance with its terms, each Accountholder shall have against the relevant Issuer all rights ("Direct Rights") which such Accountholder would have had in respect of the Notes if, immediately before the Determination Date in relation to that Global Note, it had been the holder of Definitive Notes, duly executed, authenticated and issued, in an aggregate principal amount equal to the Principal Amount of such Accountholder's Entries relating to such Global Note including (without limitation) the right to receive all payments due at any time in respect of such Definitive Notes as if such Definitive Notes had been duly presented and (in the case of final redemption of a Definitive Note) surrendered on the due date in accordance with the terms and conditions of such Note.

2.2	No Further Action

No further action shall be required on the part of the relevant Issuer or any other person:

2.2.1	Direct Rights: for the Accountholders to enjoy the Direct Rights; or
2.2.2

Benefit of terms and conditions: for each Accountholder to have the benefit of the terms and conditions of the Notes represented by the Global Note as if they had been incorporated mutatis mutandis into this Deed of Covenant, provided,  however,  that nothing herein shall entitle any Accountholder to receive any payment in respect of any Global Note which has already been made.

3.	EVIDENCE
3.1	Records

The records of the Clearing Systems shall be conclusive as to the identity of the Accountholders and the respective amounts of Notes credited to their securities accounts and a statement issued by a Clearing System setting out:

3.1.1	Name: the name of the Accountholder in respect of which it is issued; and
3.1.2	Principal Amount: the Principal Amount of any Entry credited to the securities account of such Accountholder with such Clearing System on any date,

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shall be conclusive evidence for all purposes of this Deed of Covenant.

3.2	Determination Date

If a Clearing System determines the Determination Date, such determination shall be binding on all Accountholders with such Clearing System.

4.	DEPOSIT OF DEED OF COVENANT

This Deed of Covenant shall be deposited with and held by the Issue and Paying Agent for so long as the Programme remains in effect and thereafter until the date on which all the obligations of the Issuers under or in respect of the Notes (including, without limitation, its obligations under this Deed of Covenant) have been discharged in full.  The Issuers hereby acknowledge the right of every Accountholder to the production of this Deed of Covenant.

5.	STAMP DUTIES

The Issuers shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the execution and delivery of this Deed of Covenant, except for any taxes payable regarding Luxembourg registration duties (droits d'enregistrement) due to a registration, submission or filing of this Deed of Covenant where such registration, submission or filing is or was not required to maintain or preserve the rights of the Accountholders under this Deed of Covenant and shall indemnify each Accountholder against any claim, demand, action, liability, damages, cost, loss or expense (including (i) an amount equal to any United Kingdom value added tax but only to the extent such Accountholder, or any member of the group to which that Accountholder belongs for value added tax purposes, reasonably determines that it is not entitled to recover (whether by credit or repayment) such value added tax and (ii) fees and disbursements of counsel to such Accountholder) which it may incur or which may be made against it as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

6.	BENEFIT OF DEED OF COVENANT
6.1	Deed Poll

This Deed of Covenant shall take effect as a deed poll for the benefit of the Accountholders from time to time.

6.2	Benefit

This Deed of Covenant shall enure to the benefit of each Accountholder and its (and any subsequent) successors and assigns, each of which shall be entitled severally to enforce this Deed of Covenant against the relevant Issuer.

6.3	Assignment

The Issuers shall not be entitled to assign or transfer all or any of their rights, benefits and obligations hereunder.  Each Accountholder shall be entitled to assign all or any of its rights and benefits hereunder.

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7.	PARTIAL INVALIDITY

If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the laws of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby.

8.	NOTICES
8.1	Address for notices

All notices and other communications to the Issuers hereunder shall be made in writing (by letter or fax) and shall be sent to the relevant Issuer at:

For Ecolab Inc.:

1 Ecolab Place

St. Paul

MN 55102

U.S.A.

Fax:+1 651 250 2573

Attention:General Counsel

For Ecolab Lux 1 S.à r.l.:

6, rue Eugène Ruppert

L-2453 Luxembourg

Grand Duchy of Luxembourg

Fax:+ 352 26 449 379

Attention:Manager

(cc. Ecolab Inc. as specified above)

For Ecolab Lux 2 S.à r.l.:

6, rue Eugène Ruppert

L-2453 Luxembourg

Grand Duchy of Luxembourg

Fax:+ 352 26 449 379

Attention:Manager

(cc. Ecolab Inc. as specified above)

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For Ecolab NL 10 B.V.:

Iepenhoeve 7 A

3438MR Nieuwegein

The Netherlands

Fax:+31 (0)30 6082372

Attention:Director

For Ecolab NL 11 B.V.:

Iepenhoeve 7 A

3438MR Nieuwegein

The Netherlands

Fax:+31 (0)30 6082222

Attention:Director

(cc. Ecolab Inc. as specified above)

or to such other address, telex number or fax number or for the attention of such other person or department as the relevant Issuer has notified to the Accountholders.

8.2	Effectiveness

Every notice or other communication sent in accordance with Clause 8.1  (Address for notices) shall be effective upon receipt by the relevant Issuer provided,  however,  that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the relevant Issuer.

9.	LAW AND JURISDICTION
9.1	Governing law

This Deed of Covenant and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Deed of Covenant (including a dispute regarding the existence, validity or termination of this Deed of Covenant or any non-contractual obligation arising out of or in connection with this Deed of Covenant) or the consequences of its nullity.

9.3	Appropriate forum

The Issuers agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

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9.4	Rights of the Accountholders to take proceedings outside England

Clause 9.2  (English courts) is for the benefit of the Accountholders only.  As a result, nothing in this Clause 9  (Law and jurisdiction) prevents the Accountholders from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction.  To the extent allowed by law, the Accountholders may take concurrent Proceedings in any number of jurisdictions.

9.5	Process agent

The Issuers agree that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on them by being delivered to Ecolab Limited at P.O Box 11, Winnington Avenue, Northwich, Cheshire, United Kingdom CW8 4DX or, if different, its registered office for the time being or at any address of the relevant Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006.  If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuers, the Issuers shall, on the written demand of any Accountholder addressed to the relevant Issuer and delivered to the relevant Issuer appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any Accountholder shall be entitled to appoint such a person by written notice addressed to the relevant Issuer and delivered to the relevant Issuer.  Nothing in this paragraph shall affect the right of any Accountholder to serve process in any other manner permitted by law.  This clause applies to Proceedings in England and to Proceedings elsewhere.

9.6	Ecolab NL 10 B.V. and Ecolab NL 11 B.V.

If Ecolab NL 10 B.V. or Ecolab NL 11 B.V. are represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Deed of Covenant or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of attorney is or are expressed to be governed by the laws of The Netherlands, it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney's or attorneys' authority and the effects of the exercise thereof.

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IN WITNESS WHEREOF this Deed of Covenant has been executed by the Issuers on the date stated at the beginning of this Deed of Covenant.

EXECUTED as a DEED	)
by ECOLAB INC.	)
acting under the authority of	)	/s/ Kristen Bettmann
that company	)
acting by	)

EXECUTED as a DEED	)
by ECOLAB LUX 1 S.À R.L.	)
acting under the authority of	)	/s/ Kristen Bettmann
that company	)
acting by	)

EXECUTED as a DEED	)
by ECOLAB LUX 2 S.À R.L.	)
acting under the authority of	)	/s/ Kristen Bettmann
that company	)
acting by	)

EXECUTED as a DEED	)
by ECOLAB NL 10 B.V.	)
acting under the authority of	)	/s/ Kristen Bettmann
that company	)
acting by	)

EXECUTED as a DEED	)
by ECOLAB NL 11 B.V.	)
acting under the authority of	)	/s/ Kristen Bettmann
that company	)
acting by	)

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